SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
"Rule 24f-2 Notice"
Fidelity Institutional Cash Portfolios
(Name of Registrant)
File No. 2-74808
FILE NO. 2-74808
Fidelity Institutional Cash Portfolios
: Money Market Portfolio
RULE 24F-2 - FILED PURSUANT TO RULE
24f-2(b)(1) OF THE INVESTMENT COMPANY ACT OF 1940
(i)   Fiscal Year for Which Notice Filed
Fiscal year ended March 31, 1995
(ii)    Number of Securities Which Remained Unsold at Beginning of Fiscal
Year
Registered Other Than Pursuant to Rule 24f-2
533,409,656 shares
(iii) Number of Securities Registered During Fiscal Year Other Than Pursuant to Rule 24f-2
1,102,149,339 shares
(iv)    Number of Securities Sold During Fiscal Year
48,725,204,004 shares
For information relating to the calculation of the filing fee, see Note (1) below.
(v) Number of Securities Sold During Fiscal Year Pursuant to Rule 24f-2 47,089,645,009 shares

                                   Number of Shares    Aggregate Price
Sales Pursuant to Rule 24f-2:      47,089,645,009      $ 47,089,645,009
Redemptions:                       (46,578,797,294)    $ (46,578,797,294)
Net Sales Pursuant to Rule 24f-2:  510,847,715         $ 510,847,715

Note (1) : Pursuant to Rule 24f-2(c), the filing fee, calculated in the manner specified in Section 6(b) of the Securities Act of 1933, amounted to: $176,155.62
Fidelity Institutional Cash Portfolios
:
Money Market Portfolio
By  John H. Costello
        Assistant Treasurer
FILE NO. 2-74808
Fidelity Institutional Cash Portfolios
: Domestic Money Market Portfolio
RULE 24F-2 - FILED PURSUANT TO RULE
24f-2(b)(1) OF THE INVESTMENT COMPANY ACT OF 1940
(i)   Fiscal Year for Which Notice Filed
Fiscal year ended March 31, 1995
(ii)    Number of Securities Which Remained Unsold at Beginning of Fiscal
Year
Registered Other Than Pursuant to Rule 24f-2
No shares
(iii) Number of Securities Registered During Fiscal Year Other Than Pursuant to Rule 24f-2
153,614,466 shares
(iv)    Number of Securities Sold During Fiscal Year
7,876,200,030 shares
For information relating to the calculation of the filing fee, see Note (1) below.
(v) Number of Securities Sold During Fiscal Year Pursuant to Rule 24f-2 7,747,166,752 shares

                                      Number of Shares  Aggregate Price
Sales Pursuant to Rule 24f-2:         7,747,166,752     $ 7,747,166,752
Redemptions:                          (7,747,166,752)   $ (7,747,166,752)
Net Sales Pursuant to Rule 24f-2:     0                 $ 0

Note (1) : Pursuant to Rule 24f-2(c), the filing fee, calculated in the manner specified in Section 6(b) of the Securities Act of 1933, amounted to: $0
Fidelity Institutional Cash Portfolios
:
Domestic Money Market Portfolio
By  John H. Costello
        Assistant Treasurer
FILE NO. 2-74808
Fidelity Institutional Cash Portfolios
: U.S. Government Portfolio
RULE 24F-2 - FILED PURSUANT TO RULE
24f-2(b)(1) OF THE INVESTMENT COMPANY ACT OF 1940
(i)   Fiscal Year for Which Notice Filed
Fiscal year ended March 31, 1995
(ii)    Number of Securities Which Remained Unsold at Beginning of Fiscal
Year
Registered Other Than Pursuant to Rule 24f-2
No shares
(iii) Number of Securities Registered During Fiscal Year Other Than Pursuant to Rule 24f-2
1,975,720,984 shares
(iv)    Number of Securities Sold During Fiscal Year
26,095,770,215 shares
For information relating to the calculation of the filing fee, see Note (1) below.
(v) Number of Securities Sold During Fiscal Year Pursuant to Rule 24f-2 26,095,770,215 shares

                                      Number of Shares  Aggregate Price
Sales Pursuant to Rule 24f-2:         26,095,770,215    $ 26,095,770,215
Redemptions See Note (2) :            (26,095,770,215)  $ (26,095,770,215)
Note (2) :    The total number of shares redeemed for the total dollar
amount of
redemptions for the fiscal period ended March 31, 1995
, aggregated
26,569,179,903
 and $26,569,179,903
, respectively. An additional filing
pursuant to Rule 24e-2 can be made to register a number of shares that will include the share redemptions not utilized under Rule 24f-2.
Net Sales Pursuant to Rule 24f-2:      0                 $ 0

Note (1) : Pursuant to Rule 24f-2(c), the filing fee, calculated in the manner specified in Section 6(b) of the Securities Act of 1933, amounted to: $0
Fidelity Institutional Cash Portfolios
:
U.S. Government Portfolio
By  John H. Costello
        Assistant Treasurer
FILE NO. 2-74808
Fidelity Institutional Cash Portfolios
: U.S. Treasury Portfolio
RULE 24F-2 - FILED PURSUANT TO RULE
24f-2(b)(1) OF THE INVESTMENT COMPANY ACT OF 1940
(i)   Fiscal Year for Which Notice Filed
Fiscal year ended March 31, 1995
(ii)    Number of Securities Which Remained Unsold at Beginning of Fiscal
Year
Registered Other Than Pursuant to Rule 24f-2
636,293,546 shares
(iii) Number of Securities Registered During Fiscal Year Other Than Pursuant to Rule 24f-2
454,595,986 shares
(iv)    Number of Securities Sold During Fiscal Year
6,383,701,214 shares
For information relating to the calculation of the filing fee, see Note (1) below.
(v) Number of Securities Sold During Fiscal Year Pursuant to Rule 24f-2 6,383,701,214 shares

                                      Number of Shares  Aggregate Price
Sales Pursuant to Rule 24f-2:         6,383,701,214      $ 6,383,701,214
Redemptions See Note (2) :            (6,383,701,214)    $ (6,383,701,214)
Note (2) :    The total number of shares redeemed for the total dollar
amount of
redemptions for the fiscal period ended March 31, 1995
, aggregated
6,832,522,666
 and $6,832,522,666
, respectively. An additional filing
pursuant to Rule 24e-2 can be made to register a number of shares that will include the share redemptions not utilized under Rule 24f-2.
Net Sales Pursuant to Rule 24f-2:

                                       0                 $ 0

Note (1) : Pursuant to Rule 24f-2(c), the filing fee, calculated in the manner specified in Section 6(b) of the Securities Act of 1933, amounted to: $0
Fidelity Institutional Cash Portfolios
:
U.S. Treasury Portfolio
By  John H. Costello
        Assistant Treasurer
FILE NO. 2-74808
Fidelity Institutional Cash Portfolios
: U.S. Treasury Portfolio II
RULE 24F-2 - FILED PURSUANT TO RULE
24f-2(b)(1) OF THE INVESTMENT COMPANY ACT OF 1940
(i)   Fiscal Year for Which Notice Filed
Fiscal year ended March 31, 1995
(ii)    Number of Securities Which Remained Unsold at Beginning of Fiscal
Year
Registered Other Than Pursuant to Rule 24f-2
No shares
(iii) Number of Securities Registered During Fiscal Year Other Than Pursuant to Rule 24f-2
1,086,109,540 shares
(iv)    Number of Securities Sold During Fiscal Year
55,751,134,827 shares
For information relating to the calculation of the filing fee, see Note (1) below.
(v) Number of Securities Sold During Fiscal Year Pursuant to Rule 24f-2 55,102,464,175 shares

                                      Number of Shares  Aggregate Price
Sales Pursuant to Rule 24f-2:         55,102,464,175     $ 55,102,464,175
Redemptions:                          (55,102,464,175)   $ (55,102,464,175)
Net Sales Pursuant to Rule 24f-2:     0                  $ 0

Note (1) : Pursuant to Rule 24f-2(c), the filing fee, calculated in the manner specified in Section 6(b) of the Securities Act of 1933, amounted to: $0
Fidelity Institutional Cash Portfolios
:
U.S. Treasury Portfolio II
By  John H. Costello
        Assistant Treasurer
Fidelity
Investments
Fidelity Management & Research Co.
82 Devonshire Street
Boston, MA 02109
617 570 7000
May 18, 1995
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549
        RE:   Rule 24f-2 Notice
                Fidelity Institutional Cash Portfolios
                File No. 2-74808
Gentlemen:
Pursuant to Rule 24f-2(b)(1) under the Investment Company Act of 1940, enclosed herewith on behalf of the above fund is a Rule 24f-2 Notice for the fiscal year ended March 31, 1995
 .  In accordance with Rule 24f-2(c), the
required filing fee of $176,155.62
 was wired to Mellon Bank, in Pittsburgh,
Pennsylvania on May 18, 1995
 .
Very truly yours,
Fidelity Institutional Cash Portfolios
By  John H. Costello
        Assistant Treasurer
Enclosures
May 12, 1995
Arthur S. Loring, Esquire
General Counsel
Fidelity Management & Research Co.
82 Devonshire Street
Boston, Massachusetts  02109
Re:Fidelity Institutional Cash Portfolios
Dear Mr. Loring:
We have acted as special Delaware counsel to Fidelity Institutional
Cash Portfolios, a Delaware business trust (formerly named Fidelity Institutional Cash Portfolios II, and prior to that Fidelity
Government Securities Fund) (the "Trust"), in connection with certain matters relating to the organization of the Trust and the issuance of Shares therein. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated June 20, 1991 (the "Governing Instrument").
In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust dated as of June 20, 1991 (the "Certificate") and filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on July 9, 1991, as amended by a
Certificate of Amendment dated May 28, 1993 as filed in the Recording Office on May 28, 1993, and as further amended by a Certificate of Amendment dated May 28, 1993 as filed in the Recording Office on May 28, 1993; the Governing Instrument; the
Bylaws of the Trust; minutes of a meeting of the Board of Trustees of the Trust, dated June 20, 1991; a Certificate of Secretary of the Trust, certifying as to the acceptance by certain persons of their positions as trustees of the Trust; Post-Effective Amendment No.
20 to the Trust's Registration Statement on Form N-1A as filed with the Commission on May 19, 1993 and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents, and of all documents contemplated by the Governing Instrument and applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Governing Instrument and all applicable resolutions of the Trustees in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series of Shares and the rights and preferences attribut-able thereto as contemplated by the Governing Instrument); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or dissolution of the Trust under Section 11.04 or Section 11.05 of the Governing
Instrument; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing
Instrument and the Delaware Act; and (vi) that each of the documents examined by us is in full force and effect and has not been modified, supplemented or otherwise amended. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we have not reviewed and express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.
Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:
1.The Trust is a duly organized and validly existing business trust in good standing under the laws of the State of Delaware.
2.The Shares, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument, will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Trust.
3.Under the Delaware Act and the terms of the Governing
Instrument, each Shareholder of the Trust, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit; provided, however, that we express no opinion with respect to the liability of any Shareholder who is, was or may become a named Trustee of the Trust. Neither the existence nor exercise of the voting rights granted to Shareholders under the Governing Instrument will, of itself, cause a Shareholder to be deemed a trustee of the Trust under the Delaware Act.
We understand that you wish to rely as to matters of Delaware law on the opinion set forth above in connection with the rendering by you of an opinion to be used as an Exhibit to a Rule 24f-2 filing to be made by the Trust with the Commission, and we hereby consent to such reliance. Except as provided in the foregoing sentence, the opinion set forth above is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity for any purpose without our prior written consent.
Sincerely,
MORRIS, NICHOLS, ARSHT & TUNNELL

May 18, 1995

Mr. John Costello, Assistant Treasurer
Fidelity Institutional Cash Portfolios
82 Devonshire Street
Boston, Massachusetts  02109

Dear Mr. Costello:

Fidelity Institutional Cash Portfolios is a Delaware business trust created under a written Trust Instrument dated June 20, 1991.

I am of the opinion that all legal requirements have been complied with in the creation of the Trust and that said Trust is a duly authorized and validly existing business trust under the laws of the State of Delaware. In this regard, I have relied on the opinion of Delaware counsel, Morris, Nichols, Arsht & Tunnell, contained in a letter dated May 12, 1995, with respect to matters of Delaware law.

I have conducted such legal and factual inquiry as I have deemed necessary for the purpose of rendering this opinion.

Capitalized terms used herein, and not otherwise herein defined, are used as defined in the Trust Instrument.

Under Article II, Section 2.01, of the Trust Instrument, the beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish.
The number of Shares of each Series, and class thereof, authorized thereunder is unlimited and each Share shall be without par value and shall be fully paid and nonassessable.

Under Article II, Section 2.06, the Trust shall consist of one or more Series and the Trustees of each Series shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust to establish and designate (and to change in any manner) any such Series of Shares with such preferences, voting powers, rights and privileges as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any issued Shares of any Series, and to take such other action with respect to the Shares as the Trustees may deem desirable.

Under Article II, Section 2.07, the Trustees are empowered to accept investments in the Trust in cash or securities from such persons and on such terms as they may from time to time authorize. Such investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, fix the initial Net Asset Value per Share of the initial capital contribution, impose a sales charge upon investments in the Trust in such manner and at such time as determined by the Trustees, or issue fractional shares.

By a vote adopted on June 12, 1991, the Board of Trustees authorized the issue and sale, from time to time, of an unlimited number of shares of beneficial interest of this Fund in accordance with the terms included in the then current Registration Statement and subject to the limitations of the Trust Instrument and any amendments thereto.

I understand from you that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust has registered an indefinite amount of shares of beneficial interest under the Securities Act of 1933. I further understand that, pursuant to the provisions of Rule 24f-2, the Trust intends to file with the Securities and Exchange Commission a Notice making definite the registration of 142,418,747,365 shares of the Trust (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended March 31, 1995.

I am of the opinion that all necessary Trust action precedent to the issue of Shares has been duly taken, and that all the Shares were legally and validly issued, and are fully paid and nonassessable under Delaware law, subject to the possibility that a court might not apply such law as described in the Funds' Statement of Additional Information under the heading "Shareholder and Trustee Liability."
In rendering this opinion, I rely on the representation by the Trust that it or its agent received consideration for the Shares in accordance with the Trust Instrument and I express no opinion as to compliance with the Securities Act of 1933, the Investment
Company Act of 1940, or applicable state "Blue Sky" or securities laws in connection with sales of the Shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with a Rule 24f-2 Notice which you are about to file under the 1940 Act with said
Commission.

Very truly yours,




/s/Arthur S. Loring
Vice President - Legal





(..continued)
Arthur S. Loring, Esquire
May 12, 1995
Page 2
Arthur S. Loring, Esquire
May 12, 1995
Page 3
Arthur S. Loring, Esquire
May 12, 1995
Page 6
Arthur S. Loring, Esquire
May 12, 1995
Page 5
AAA11638.DOC
AAA11638.DOC